Exhibit 1.1

                       MERGER AND STOCK PURCHASE AGREEMENT

         This MERGER AND STOCK PURCHASE AGREEMENT (the "Agreement" or "MSPA") is dated as of June 23, 2008, by and between William O'Dowd, IV (the "Seller"), an individual resident of the State of Florida with mailing address C/O Dolphin Digital Media, Inc. (the "Company" or "Dolphin Digital Media," a Delaware corporation, 804 Douglas Road, Executive Tower Building, Suite 365, Miami, FL 33134, and Logica Holdings, Inc., a Nevada corporation with a mailing address of 82 Avenue Road, Toronto, Ontario M5R 2H2 (the "Purchaser" or "Logica"). The Seller and the Purchaser sometimes being referred to herein each as a "Party" and collectively as the "Parties."

         WHEREAS, the Seller owns all of the outstanding shares of common stock in the Company (the "Company Shares"), and is willing to sell the Company Shares to Purchaser; and

         WHEREAS, Purchaser wishes to acquire all of the Company Shares of the Seller;

         WHEREAS, the Parties hereto wish to adopt an agreement pursuant to which Purchaser will acquire all of the Company Shares of the Seller solely in exchange for shares of Purchaser's Common Stock ("Logica Common Stock"); and

         NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                       Purchase and Sale of Company Shares

         Section 1.1 Purchase and Sale of Company Shares. Subject to the terms and conditions hereof, the Seller agrees to sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase from the Seller one hundred percent (100%) of the Seller's Company Shares.

         Section 1.2 Purchase Price. The Company Shares shall be purchased by Purchaser in exchange for that whole number of duly authorized, validly issued, fully paid and non-assessable shares of Logica Common Stock (the "Logica Shares") as in the aggregate shall constitute no less than fifty-one percent (51%) of the total issued and outstanding common stock of the Purchaser on a fully diluted basis (the "Majority Share") as of the date of the Closing (defined below) (the "Purchase Price"). The Purchase Price shall be $20,213,537.40 and shall reflect a total of 24,063,735 Logica Shares. The Purchase Price shall be calculated by taking the average closing price of Logica Common Stock during the five (5) trailing trading days prior to the Closing, which price has been calculated at $.84 per Share. Certificates of the Logica Shares in the amount of the Purchase Price, registered in the name of the Seller, shall be delivered at the Closing.

         Section 1.3 Closing. The closing of the purchase and sale of the Company Shares to be acquired by the Purchaser from the Seller under this Agreement shall take place at the offices of Brown Rudnick, LLP, 123 South Main

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Street, Providence, RI 02923 (the "Closing") at 1 p.m., EDT, (i) on or before
June 23, 2008; provided, that all of the conditions set forth in Article III hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchaser and the Seller may agree upon.

                                   ARTICLE II
                         Representations and Warranties

         Section 2.1 Representations and Warranties of the Seller. The Seller hereby jointly represents and warrants to Purchaser, as of the date hereof and the Closing Date, as follows:

         (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any subsidiaries. The Seller has furnished or made available to the Purchaser true and correct copies of the Company's Articles of Incorporation as in effect on the date hereof (the "Articles").

         (b) Authorization, No Conflict. The execution and delivery by the Seller of, and the performance by the Seller of its obligations under, this Agreement have been duly authorized by all necessary action on the part of the Company, and this Agreement is a legal, valid and binding obligation of the Seller. No further consent or authorization of the Company or its Board of Directors or members is required. The execution, delivery and performance by the Seller of this Agreement do not violate, conflict with or result in any breach or contravention of any agreement or other instrument binding upon the Seller or the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Seller and the Company, or any requirement of law applicable to the Seller and the Company. No approval, consent, order, authorization or other action by, or notice to, or filing with, any governmental authority or agency and no lapse of a waiting period under a requirement of law, is necessary or required in connection with the performance by the Seller of this Agreement.

         (c) Title to Company Shares. The Company Shares have been duly and validly authorized. The Seller is the record owner of, and has (and on the Closing Date will have) valid marketable title to, the Company Shares to be sold to the Purchaser by the Seller pursuant to this Agreement. The Company Shares owned by Seller are not subject to any claim, lien, pledge, security interest or other encumbrance. The Company Shares owned by Seller are not subject to any preemptive rights, rights of first refusal or similar rights, and Seller has not granted any rights to purchase the Company Shares to any other person or entity.

         (d) No Third Party Consents. The Seller has, and on the Closing Date will have, the sole right to transfer the Company Shares to the Purchaser, without obtaining the consent of any other person, governmental authority or entity (other than the consent of the Company which consent has been duly obtained). Seller has, and on the Closing Date will have, legal right and power,

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and all authorization and approval required by law, to enter into this Agreement and to transfer the Company Shares to be sold by the Seller. Delivery to the Purchaser of the Company Shares will pass title to such Company Shares free and clear of any claim, lien, pledge, security interest or other encumbrance.

         (e) Opportunity to Inquire. The Seller has had an opportunity to ask questions and receive answers from representatives of the Purchaser concerning the Purchaser, the terms of this Agreement and related transactions.

         (f) Seller's Investment Intent. The Seller is acquiring the Logica Shares for Seller's own account and solely for investment and not for distribution or resale. The Seller understands that the Logica Shares have not been, and may not be, registered under the United States federal securities law by reason of a specific exemption from the registration provisions thereof, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller's representations as expressed herein. Seller acknowledges that the Logica Shares may not be transferred, offered, sold, pledged or hypothecated in the absence of registration under such laws or an exemption from such registration (e.g., pursuant to Rule 144).

         (g) Seller's Accredited Investor Status. The Seller is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "1933 Act").

         (h) Seller's Tax Responsibility. The Seller has had an opportunity to review with its own tax advisors the United States (federal, state and local), and/or other tax consequences of this Agreement to the Seller and the transactions contemplated hereby. Seller understands that it must rely solely on its advisors and not on any statements or representations of the Purchaser or any of its agents.

         (i) No Material Adverse Change. Since June 16, 2008, through the date hereof, the Company has not experienced or suffered any "Material Adverse Effect." For purposes of this Agreement, Material Adverse Effect means any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

         (j) No Undisclosed Liabilities. The Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's business which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

         (k) Indebtedness. As of the date hereof, the Company has no secured or unsecured indebtedness.

         (l) Actions Pending. There is no suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any of its properties or assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.


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         (m) Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (n) Company Taxes. The Company has not yet been required to file any federal or state tax returns and has no knowledge of any assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any period, nor of any basis for any such assessment, adjustment or contingency.

         (o) Disclosure. Neither this Agreement, the Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

         (p) Transactions with Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company on the one hand, and
(b) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder other than the Licensing Agreement referenced herein.

         (q) Officers, Key Persons. The Company does not have any employees. No officer or consultant of the Company whose termination could have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her engagement with the Company.

         Section 2.2 Representations and Warranties of the Purchasers. The Purchaser hereby makes the following representations and warranties to the
Seller:

         (a) Organization and Standing of the Purchasers. The Purchaser is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the state of Nevada.

         (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the Company Shares being sold to it hereunder. The execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated

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hereby and thereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser or its Board of Directors or stockholders, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms hereof.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Company Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Seller and the Company herein.

         (d) Acquisition for Investment. The Purchaser is acquiring the Company Shares solely for its own account for the purpose of investment and not with a view to or for sale in connection with distribution. The Purchaser does not have a present intention to sell the Company Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Company Shares to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, the Purchaser does not agree to hold the Company Shares for any minimum or other specific term and reserves the right to dispose of the Company Shares at any time in accordance with Federal and state securities laws applicable to such disposition. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Company Shares and that it has been given full access to such records of the Company and to the officers of the Company and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

         (e) Status of Purchaser. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer.

         (f) Opportunities for Additional Information. The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the Seller concerning the

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financial and other affairs of the Company, and to the extent deemed necessary in light of the Purchaser's knowledge of the Company's affairs, the Purchaser has asked such questions and received answers to the full satisfaction of the Purchaser, and the Purchaser desires to acquire the Company Shares.

         (g) No General Solicitation. The Purchaser acknowledges that the Company Shares were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications.

         (h) Rule 144. The Purchaser understands that the Company Shares must be held indefinitely unless such Company Shares are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Securities and Exchange Commission, as amended, promulgated pursuant to the 1933 Act, and that it has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Company Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

         (i) General. The Purchaser understands that the Company Shares are being offered and sold in reliance on a transactional exemption from the registration requirement of federal and state securities laws and the Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Company Shares.

                                   ARTICLE III
                                   Conditions

         Section 3.1 Conditions Precedent to the Obligation of the Seller to Sell the Company Shares. The obligation hereunder of the Seller to sell the Company Shares to the Purchaser is subject to the satisfaction at or before the Closing, of each of the conditions set forth below. These conditions are for the Seller's sole benefit and may be waived by the Seller at any time in its sole discretion.

         (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

         (b) Seller's Incentive. As further consideration for the Company Shares, Purchaser agrees and covenants to provide to Seller anti-dilution protection for the Majority Share as follows: from the date hereof and for five
(5) years thereafter, Purchaser shall grant to Seller such number of Logica Common Stock as shall be necessary for Seller to maintain the Majority Share

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each and any time that Purchaser issues additional Logica Shares to a party or parties other than the Seller, or upon the exercise by any party or parties other than the Seller of any form of securities or instruments in the Purchaser whether now existing or hereafter created in the form of options, warrants, notes or other securities exercisable or exchangeable for, or convertible into, any shares of Logica Common Stock. This covenant contained in this Section 3.1 shall survive the Closing for five (5) years from the date hereof.

         (c) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Closing.

         (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (e) Delivery of Purchase Price. The Purchase Price for the Company Shares has been delivered to the Seller at the Closing Date.

         (f) Delivery of Executed Documents. This Agreement shall have been duly executed and delivered by the Purchaser.

         (g) Resolutions. The Board of Directors of the Purchaser shall have adopted resolutions duly authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby in a form reasonably acceptable to the Seller (the "Resolutions").

         (h) Secretary's Certificate. The Purchaser shall have delivered to the Seller a secretary's certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Purchaser's Articles of Incorporation, (iii) the Purchaser's bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Purchaser executing this Agreement and any other documents required to be executed or delivered in connection therewith.

         (i) Officer's Certificate. The Purchaser shall have delivered to the Seller a certificate of an executive officer of the Purchaser, dated as of the Closing Date, confirming the accuracy of the Purchaser's representations, warranties and covenants as of such Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section as of the Closing Date.

         Section 3.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Company Shares. The obligation hereunder of the Purchaser to acquire and pay for the Company Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

         (a) Accuracy of the Seller's and the Company's Representations and Warranties. Each of the representations and warranties of the Seller and the Company in this Agreement shall be true and correct in all respects as of the

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date when made and as of the Closing Date as though made at that time (except for representations and warranties that are expressly made as of a particular date), which shall be true and correct in all respects as of such date.

         (b) Performance by the Seller. The Seller shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing.

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Seller seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

         (e) Intellectual Property Licenses. The Seller shall have delivered to the Purchaser a fully executed copy of the Licensing Agreement.

         (f) Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

                                   ARTICLE IV
                                 Indemnification

         Section 4.1 Mutual Indemnity. The Parties agree to indemnify and hold harmless each other (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns, as applicable) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the other as a result of any inaccuracy in or breach of the representations, warranties or covenants made by the a Party hereto.

         Section 4.2 Indemnification Procedure. Any Party entitled to indemnification under this Article V (an "Indemnified Party") will give written notice to a Party required to furnish indemnification hereunder (an "Indemnifying Party") of any matters giving rise to a claim for indemnification; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Article V except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the Indemnifying Party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the Indemnifying Party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the Indemnifying Party advises an Indemnified Party that it will contest such a

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claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the Indemnifying Party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the Indemnifying Party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The Indemnifying Party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article V to the contrary, the Indemnifying Party shall not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the Indemnified Party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and
(b) any liabilities the Indemnifying Party may be subject to pursuant to the law.

                                    ARTICLE V
                                  Miscellaneous

         Section 5.1 Fees and Expenses. Except as otherwise set forth in this Agreement, as of the date of Closing, each Party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         Section 5.2 Specific Enforcement, Consent to Jurisdiction.

         (a) The Seller and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this

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Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         (b) Each of the Seller and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of Florida and the courts of the State of Florida located in Miami-Dade county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Seller and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.2 shall affect or limit any right to serve process in any other manner permitted by law.

         Section 5.3 Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the Parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Seller nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Seller and the Purchaser, and no provision hereof may be waived other than by an a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 5.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telex (with correct answer back received), telecopy, e-mail or facsimile at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

         Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         Section 5.5 Waivers. No waiver by either Party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

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         Section 5.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof

         Section 5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

         Section 5.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

         Section 5.10 Survival of Representations and Warranties. The representations and warranties of the Seller and the Purchaser shall survive the execution and delivery hereof and the Closing until the second anniversary of the Closing Date.

         Section 5.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party hereto, it being understood that all Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         Section 5.12 Publicity. The Parties shall agree to announce the execution of this Agreement and the consummation of the transactions contemplated hereby in a mutually satisfactory manner within a reasonable time of execution.

         Section 5.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

         Section 5.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Seller, each of the Seller and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Company Shares.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.





                                By:
                                      ------------------------------------------
                                      William O'Dowd, IV
                                      Shareholder of Dolphin Digital Media, Inc.





                                By:
                                      ------------------------------------------
                                      Pino G. Baldassarre
                                      CEO of Logica Holdings, Inc.